THIS NOTE IS ISSUED IN EXCHANGE FOR (WITHOUT ANY ADDITIONAL CONSIDERATION) THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ORIGINALLY ISSUED BY THE BORROWER AS OF APRIL 2, 2013. FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON APRIL 2, 2013.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Original Issue Date: April 2, 2013 U.S. $285,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, THE DIGITAL DEVELOPMENT GROUP CORP., a Nevada corporation ("**Borrower**"), hereby promises to pay to the order of TONAQUINT, INC., a Utah corporation, or registered assigns ("**Lender**"), the sum of $285,000.00 (the "**Original Principal Amount**") together with any additional charges provided for herein, on the date that is seventeen (17) months after May 15, 2014 (the "**Maturity Date**"), and to pay interest on the Outstanding Balance (as defined below) at the rate of eight percent (8%) per annum; *provided that* upon the occurrence of an Event of Default (as defined below), interest shall thereafter accrue on the Outstanding Balance both before and after judgment at the rate of eighteen percent (18%) per annum ("**Default Interest**"). No interest shall accrue from the Original Issue Date set forth above through May 15, 2014 (the "**Effective Date**"). Beginning on the Effective Date, Interest shall accrue on the Outstanding Balance until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Borrower acknowledges that the Original Principal Amount includes $5,000 to cover Lender's legal and other expenses incurred in the preparation of this Note, the Exchange Agreement, Transfer Agent Letter, Share Issuance Resolution, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Note, as the same may be amended from time to time (collectively, the "**Transaction Documents**"), which sum shall be fully earned and charged to Borrower upon the execution of this Note and paid to Lender as part of the outstanding principal balance as set forth in this Note. This Note may not be prepaid in whole or in part except as otherwise provided in Section 1.8. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share, of Borrower (the "**Common Stock**") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as Lender shall designate from time to time by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Exchange Agreement dated as of the Effective Date between Borrower and Lender, pursuant to which this Note was originally issued (the "**Exchange Agreement**"). For purposes hereof, the term "**Outstanding Balance**" means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including without limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note or under the Exchange Agreement.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of Borrower and will not impose personal liability upon Lender.

The following additional terms shall apply to this Note:

1. CONVERSION RIGHTS.

1.1. Conversion Right. Subject to Section 1.7, during the period beginning on the Effective Date (the "**Initial Conversion Date**") and ending when the Outstanding Balance is paid or converted in full, Lender shall, at its option, have the right from time to time, to convert all or any part of the Outstanding Balance of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Effective Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a "**Conversion**"). The number of shares of Common Stock to be issued upon each Conversion of this Note (the "**Conversion Shares**") shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as **Exhibit A** (the "**Notice of Conversion**"), delivered to Borrower by Lender in accordance with Section 1.4(a) below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the "**Conversion Date**"). The term "**Conversion Amount**" means, with respect to any Conversion of this Note, the portion of the Outstanding Balance to be converted. Notwithstanding any provision set forth above, the Conversion Amount for any given calendar month shall not exceed $28,000 (the "**Conversion Cap**"); *provided, however*, that any excess of the Conversion Cap over the actual Conversion Amount for any given month (the "**Conversion Shortfall**") shall be carried over and the Conversion Cap for all future months shall increase by an amount equal to such Conversion Shortfall (less any portion thereof that is subsequently used) until Lender has completely used up such Conversion Shortfall in effectuating one or more Conversions hereunder. Notwithstanding the foregoing, and in addition to any other remedies available to Lender, upon the occurrence of any Event of Default (as defined below), the Conversion Cap shall automatically be eliminated and Lender shall not be subject to the Conversion Cap or any other Conversion limitations described above from such time forward.

1.2. Conversion Price.

(a) Calculation of Conversion Price. The conversion price (as the same may be adjusted from time to time pursuant to the terms hereof, the "**Conversion Price**") shall mean 90% (as the same may be adjusted pursuant to this Note, the "**Conversion Factor**") multiplied by the Market Price (as defined herein). "**Market Price**" means the average of the two (2) lowest VWAPs (as defined below) for the Common Stock during the five (5) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date. "**VWAP**" means, for the Common Stock as of any date, the dollar volume-weighted average price for such security on the Principal Market (as defined below) (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, L.P. ("**Bloomberg**") through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as

reported in "OTC Pink" by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by Borrower and Lender. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period. "**Trading Day**" shall mean any day on which the Common Stock is traded or tradable for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "**Principal Market**" means the OTCQB.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of Borrower or (ii) any person, group or entity (including Borrower) publicly announces a tender offer to purchase 50% or more of Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "**Announcement Date**"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (1) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date, and (2) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(b). For purposes hereof, "**Adjusted Conversion Price Termination Date**" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3. Share Reserve. Borrower covenants that during the period the conversion right exists, Borrower will maintain the Share Reserve as required under the Exchange Agreement. The Share Reserve may be increased from time to time pursuant to the terms and conditions of the Exchange Agreement. Borrower represents that upon issuance, all shares that are part of the Share Reserve will be duly and validly issued, fully paid and non-assessable. Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. If at any time Borrower does not maintain the Share Reserve as required under the Exchange Agreement, such will be considered an Event of Default under Section 3.1(c).

1.4. Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.7 hereof, beginning on the date specified in Section 1.1, this Note may be converted by Lender in whole or in part at any time from time to time after the Initial Conversion Date, by submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time), otherwise the Conversion Date will be the next Trading Day.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Lender shall not be required to physically surrender this Note to Borrower unless the entire Outstanding Balance of this Note is so converted. Lender and Borrower shall maintain records showing the amount of the

Outstanding Balance so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Lender and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Lender shall, *prima facie,* be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Lender may not transfer this Note unless Lender first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Lender a new Note of like tenor, registered as Lender may request, representing in the aggregate the remaining Outstanding Balance of this Note. Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Outstanding Balance of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. Borrower is responsible for the payment of all transfer, stamp, issuance and similar taxes, transfer agent fees, postage, expedite fees, and other actual costs, fees and taxes necessary to cause the Conversion Shares to be issued and delivered to Lender and cleared for trading as contemplated hereunder. Any such fees, taxes or costs paid by Lender will be promptly reimbursed by Borrower or added to the Outstanding Balance.

(d) Delivery of Common Stock Upon Conversion. On or before the close of business on the third (3rd) Trading Day following the date of receipt of a Notice of Conversion from Lender via facsimile transmission or e-mail (or other reasonable means of communication) (the "**Delivery Date**"), Borrower shall, provided that all DWAC Eligible Conditions (as defined below) are then satisfied, credit the aggregate number of Conversion Shares to which Lender shall be entitled to the account specified on the Conversion Notice via the DWAC (as defined below) system. If all DWAC Eligible Conditions are not then satisfied, Borrower shall instead issue and deliver or cause to be issued and delivered (via reputable overnight courier) to the address as specified in the Notice of Conversion, a certificate, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be entitled. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the shares electronically into the applicable account, or if the DWAC Eligible Conditions are not then satisfied, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. For purposes hereof, the term "**DWAC Eligible Conditions**" means that (i) the Common Stock is eligible at DTC (as defined below) for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system, (ii) Borrower has been approved (without revocation) by the DTC's underwriting department, (iii) Borrower's transfer agent is approved as an agent in the DTC/FAST Program (as defined below), (iv) the Conversion Shares are otherwise eligible for delivery via DWAC, and (v) Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC. For purposes of this Note, the term "**DWAC**" means Deposit Withdrawal at Custodian as defined by the DTC; the term "**DTC**" means the Depository Trust Company; and the term "**DTC/FAST Program**" means the DTC's Fast Automated Securities Transfer Program.

(e) Obligation of Borrower to Deliver Common Stock. If Lender shall have given a Notice of Conversion as provided herein, Borrower's obligation to issue and deliver the shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Lender in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be

the Conversion Date so long as the Notice of Conversion is delivered to Borrower before 6:00 p.m., New York, New York time, on such date; otherwise, the Conversion Date shall be the next Trading Day. Once Lender may freely trade the Common Stock issuable upon a conversion of this Note pursuant to and in accordance with the terms hereof (and in the case of any certificate delivered to Lender because not all of the DWAC Eligible Conditions are then satisfied, once such certificate has been deposited into Lender's brokerage account, all legends have been removed therefrom, and the Common Stock represented by such certificates is freely tradeable), all rights with respect to the portion of the Outstanding Balance being so converted shall forthwith terminate; *provided, however*, that Lender shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the date Borrower receives the corresponding Notice of Conversion.

(f) Delivery of Common Stock. Notwithstanding any other provision contained herein, failure to deliver via the DWAC system any Common Stock to be delivered to Lender under this Section 1.4 shall constitute a breach of this Agreement and an Event of Default under Section 3 hereof, including without limitation under Sections 3.1(c) and 3.1(p).

(g) Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting Lender's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by Section 1.4(d) by the Delivery Date (a "**Conversion Default**"), Borrower shall pay in cash to Lender for each calendar day beyond the Delivery Date that Borrower fails to deliver such Common Stock (not to exceed the highest of (i) $10,000, (ii) 50% of the Conversion Amount, and (iii) 10% of the Original Principal Amount) an amount equal to the greater of (i) $2,000.00 and (ii) 2% of the product of (A) the sum of the number of shares of Common Stock not issued to Lender on a timely basis and to which Lender is entitled multiplied by (B) the Trading Price (as defined below) of the Common Stock on the Trading Day immediately preceding the last possible date on which Borrower could have issued such shares of Common Stock to Lender without violating Section 1.4(d) (the "**Conversion Default Payment**"). Such cash amount shall be paid to Lender by the fifth day of the month following the month in which it has accrued (the "**Conversion Default Payment Due Date**"). In the event such cash amount is not received by Lender by the Conversion Default Payment Due Date, at the option of Lender (without notice to Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. Borrower agrees that the right to convert is a valuable right to Lender. The damages resulting from a failure, attempt to frustrate, or interference with such conversion right are difficult if not impossible to quantify. Accordingly the parties acknowledge that the liquidated damages provisions contained in this Section 1.4(g) are justified. "**Trading Price**" means, for the Common Stock as of any date, the closing bid price on the Principal Market as reported by a reliable reporting service designated by Lender (e.g. Bloomberg) or, if the Principal Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are quoted in "OTC Pink" by Pink OTC Markets Inc. (formerly Pink Sheets LLC), or any successor entity or other publisher thereof. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Borrower and Lender.

1.5. Concerning the Shares. Transfer of the shares of Common Stock issuable upon conversion of this Note is restricted and certificates representing such shares may bear a legend as set forth in paragraph 2 of the Transfer Agent Letter.

1.6. Adjustments for Stock Split. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

1.7. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "**Maximum Percentage**"), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "**Ownership Limitation Shares**". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. For purposes of this Note, the term "**Market Capitalization of the Common Stock**" shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on Borrower's most recently filed Form 10-Q or Form 10-K. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of Lender.

1.8. Prepayment. So long as Borrower has not received a Notice of Conversion from Lender whereby Lender has converted the entire Outstanding Balance, then at any time during the term of this Note, Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to Lender to prepay all or any portion of the Outstanding Balance of this Note in accordance with this Section 1.8. Any notice of prepayment hereunder (an "**Optional Prepayment Notice**") shall be delivered to Lender at its registered addresses and shall state: (a) that Borrower is exercising its right to prepay all or a certain portion of this Note, and (b) the date of prepayment, which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "**Optional Prepayment Date**"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as specified by Lender in writing to Borrower at least one (1) Trading Day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay all or any portion of this Note, Borrower shall make payment to Lender of an amount in cash (the "**Optional Prepayment Amount**") equal to the portion of the then Outstanding Balance of this Note Borrower is prepaying. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay all or any portion this Note pursuant to this Section 1.8. Notwithstanding any provision to the contrary set forth above, Borrower shall not be entitled to prepay any portion of the Outstanding Balance that is subject to a Notice of Conversion received from Lender.

2. CERTAIN COVENANTS.

2.1. Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Lender's written consent (a) pay, make, declare or set apart for such payment, any distribution of its assets, whether cash, property or other securities (or rights to acquire its assets) to holders of its capital stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)), other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock, or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any stockholders' rights plan which is approved by a majority of Borrower's disinterested directors.

2.2. Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Lender's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3. *[intentionally omitted]*

2.4. Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Lender's prior written consent, sell or otherwise dispose of any significant portion of Borrower's assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5. Advances, Loans and Leases. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Lender's written consent, (a) lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and Affiliates of Borrower, except loans, credits or advances (i) in existence or committed on the date hereof and which Borrower has informed Lender in writing prior to the date hereof, (ii) made in the ordinary course of business, or (iii) not in excess of $100,000; or (b) lease any significant portion of Borrower's assets to any officer, director, employee, subsidiary or Affiliate of Borrower outside the ordinary course of business.

2.6. Issuances or Purchase Rights. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Lender's written consent, issue any convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.

3. EVENTS OF DEFAULT.

3.1. Events of Default. The occurrence of any of the following events of default shall be an event of default hereunder as of the date such event first occurred (each, an "**Event of Default**"):

(a) Failure to Pay Amounts Due. Borrower fails to pay any amount when due on this Note, whether at maturity, upon acceleration or otherwise.

(b) Conversion and the Shares. Borrower (i) fails to issue Conversion Shares to Lender or Lender's broker (as set forth in the applicable Conversion Notice) by the Delivery Date, (ii) fails to transfer or cause its transfer agent to transfer (issue) any shares of Common Stock issued to

Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents, (iii) Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) any shares of Common Stock to be issued to Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents, or (iv) fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents.

(c) Breach of Covenants and Obligations. Borrower materially breaches any covenant or obligation or other term or condition contained in this Note, in the Exchange Agreement or any collateral documents including but not limited to the other Transaction Documents (with the understanding that the occurrence of an Event of Default under or pursuant to any other subsection of this Section 3.1 shall be deemed to be such a material breach).

(d) Breach of Representations and Warranties. Any material representation or warranty of Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Exchange Agreement and any other Transaction Documents), shall be false or misleading in any material respect when made.

(e) Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(f) Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000 (not including any judgment or writ previously entered or filed against Borrower and disclosed by Borrower in its SEC Documents on or before the Effective Date), and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender, which consent will not be unreasonably withheld.

(g) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower.

(h) Delisting of Common Stock. Borrower shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the Principal Market.

(i) Failure to Comply with the 1934 Act. Borrower shall fail to comply with the reporting requirements of the 1934 Act for a period of twenty (20) days after the applicable filing deadline; and/or Borrower shall cease to be subject to the reporting requirements of the 1934 Act.

(j) Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(k) Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due; *provided, however*, that any disclosure of Borrower's ability to continue as a "going concern" shall not be an admission that Borrower cannot pay its debts as they become due.

(l) Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(m) Financial Statement Restatement. The restatement of any financial statements filed by Borrower with the SEC for any date or period from two years prior to the Effective Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Lender with respect to this Note or any other Transaction Documents.

(n) Reverse Splits. Borrower effectuates a reverse split of its Common Stock without twenty (20) calendar days prior written notice to Lender.

(o) Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, Borrower fails to provide, prior to the effective date of such replacement, a fully executed Transfer Agent Letter in a form as initially delivered pursuant to the Exchange Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Share Reserve and Transfer Agent Reserve (as defined in the Exchange Agreement)) signed by the successor transfer agent to Lender and Borrower.

(p) DWAC Eligibility. The failure of any of the DWAC Eligible Conditions to be satisfied at any time during which Borrower has obligations under this Note.

3.2. Default Effects; Automatic Acceleration. Upon the occurrence of any Event of Default, (a) the Outstanding Balance shall immediately increase to 105% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the "**Balance Increase**"), (b) the Conversion Factor will automatically be reduced by 10% (e.g., from 90% to 80%) for all future Conversions under this Note (the "**Conversion Factor Reduction**"), and (c) this Note shall then accrue interest at the Default Interest rate (collectively, the "**Default Effects**"); *provided, however*, that (x) in no event shall the Balance Increase and Conversion Factor Reduction be applied more than two times each (meaning, among other things, that the Conversion Factor shall not be reduced to less than 70% under this Section 3.2), and a particular Event of Default that triggers a Balance Increase and Conversion Factor Reduction will not cause the Balance Increase and Conversion Factor Reduction to be triggered again unless such Event of Default is subsequently cured, but then occurs again after such cure, and (y) notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. Further, upon the occurrence and during the continuation of any Event of Default, Lender may by written notice to Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; *provided, however*, that upon the occurrence or existence of any Event of Default described in Sections 3.1(e), 3.1(g), 3.1(j), or 3.1(k), immediately and without notice, all outstanding obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary ("**Automatic Acceleration**"). For avoidance of doubt, except in the case of Automatic Acceleration resulting from an Event of Default under Sections 3.1(e), 3.1(g), 3.1(j), or 3.1(k), Lender shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note pursuant to Section 1 hereof, at all times following the occurrence of an Automatic Acceleration until the entire Outstanding Balance at that time has been paid in full.

4. MISCELLANEOUS.

4.1. Failure or Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Exchange Agreement titled "Notices."

4.3. Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Lender. The term "**Note**" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4. Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Lender and its successors and assigns; *provided, however,* that this Note may not be transferred, assigned or conveyed by Borrower without the prior written consent of Lender. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the Securities Act of 1933, as amended). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5. Cost of Collection; Attorneys' Fees. Upon the occurrence of any Event of Default, Borrower shall pay to Lender hereof all costs and reasonable attorneys' fees incurred by Lender in connection with such Event of Default. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

4.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Without limiting Section 4.9 below, any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Utah or in the federal courts located in Salt Lake County, Utah. Without limiting Section 4.9 below, the parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related or companion documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to

limit in any way any right to serve process in any other manner permitted by law. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.7. Fees and Charges. The parties acknowledge and agree that upon Borrower's failure to comply with the provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, Lender's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Lender, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of Lender's actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Lender may have hereunder, at law or in equity.

4.8. Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Lender, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Lender shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the charges assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.9. Exchange Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Exchange Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an Exhibit to the Exchange Agreement.

4.10. Notice of Corporate Events. Except as otherwise provided herein, Lender shall have no rights as a Lender of Common Stock unless and only to the extent that it converts this Note into Common Stock. Borrower shall provide Lender with prior notification of any meeting of Borrower's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower or any proposed liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Lender, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. Borrower shall make a public announcement of any event requiring notification to Lender hereunder substantially simultaneously with the notification to Lender in accordance with the terms of this Section 4.10.

4.11. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

4.12. Time of the Essence. Time is expressly made of the essence of each and every provision of this Note. If the last day of any time period stated herein shall fall on a Saturday, Sunday or non-Trading Day, then such time period shall be extended to the next succeeding day Trading Day.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Effective Date set forth above.

BORROWER:

THE DIGITAL DEVELOPMENT GROUP CORP.

By: ______________________________
Name: ____________________________
Title: _____________________________

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

TONAQUINT, INC.

By: __________________________
John M. Fife, President

EXHIBIT A

TONAQUINT, INC.
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, ILLINOIS 60601

Date: ____________________
THE DIGITAL DEVELOPMENT GROUP CORP.
6630 Sunset Blvd.
Los Angeles, California 90028
Attn: Martin W. Greenwald

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to THE DIGITAL DEVELOPMENT GROUP CORP., a Nevada corporation (the "**Borrower**"), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender with an original issue date of April 2, 2013 (the "**Note**"), that Lender elects to convert the portion of the Outstanding Balance of the Note set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note.

A. Date of conversion: ____________
B. Conversion #: ____________
C. Conversion Amount: ____________
D. Market Price_____ (Average of 2 lowest VWAPs of last 5 Trading Days as per Exhibit A-1)
E. Conversion Factor: 90% (as may be adjusted per the Note)
F. Conversion Price: _______________ (D multiplied by E)
G. Conversion Shares: _______________ (C divided by F)
H. Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, and other adjustments permitted by the Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: ______________________
DTC#: ______________________
Account #: ______________________
Account Name: ______________________

Address: ______________________
____
____

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, please deliver a certificate representing all such shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

____
____
____

Sincerely,
TONAQUINT, INC.

By: __________________________
John M. Fife, President

EXHIBIT A-1

CONVERSION WORKSHEET

Trading Day	VWAP	Lowest 2 (Yes or No)	Daily Volume
[Weighted] Average			